As filed with the Securities and Exchange Commission on September 26, 2014
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________

Covenant Transportation Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	88-0320154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
__________________

400 Birmingham Highway, Chattanooga, Tennessee 37419
(423) 821-1212
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________

David R. Parker
Chairman, President, and Chief Executive Officer
Covenant Transportation Group, Inc.
400 Birmingham Highway
Chattanooga, Tennessee 37419
(423) 821-1212
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________

Copies requested to:
Mark A. Scudder, Esq.
Heidi Hornung-Scherr, Esq.
Scudder Law Firm, P.C., L.L.O.
411 South 13th Street, Suite 200
Lincoln, Nebraska 68508
(402) 435-3223
__________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:   ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☒
(Do not check if a Smaller Reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.01 per share	(1)(2)	(1)(2)	(1)(2)(3)
Preferred Stock	(1)(2)	(1)(2)	(1)(2)(3)
Debt Securities	(1)(2)	(1)(2)	(1)(2)(3)
Rights	(1)(2)	(1)(2)	(1)(2)(3)
Warrants	(1)(2)	(1)(2)	(1)(2)(3)
Total			$100,000,000	$12,880(3)(4)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.

(2)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may be issued at indeterminate prices from time to time.  The aggregate maximum offering price of all securities issued pursuant to this Registration Statement shall not exceed $100,000,000.  The securities registered include unspecified amounts and numbers of securities that may be issued upon conversion of or exchange for securities that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities.  Separate consideration may or may not be received for securities issuable upon exercise, conversion or exchange of other securities.  In addition, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable with respect to the registered securities as a result of stock splits, stock dividends, recapitalizations, or similar transactions.

(3)
Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price, the table does not specify the amount to be registered or the proposed maximum offering price per share.

(4)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act.
__________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2014
COVENANT TRANSPORTATION GROUP, INC.

Class A Common Stock
Preferred Stock
Debt Securities
Rights
Warrants

_____________________________

We may offer and sell any combination of the securities described in this prospectus on a delayed or continuous basis at indeterminate prices from time to time.  The maximum aggregate offering price that we may issue under this prospectus will not exceed $100,000,000.

We will provide the specific terms and offering price of the securities we offer in supplements to this prospectus to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus.  The prospectus supplements also may add to, update, or change information contained in this prospectus.  In addition, we may supplement, update, or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the supplements to this prospectus, and any incorporated documents carefully before you invest in any of our securities.  This prospectus is not an offer to sell our securities and it is not soliciting an offer to buy our securities in any state where the offer or sale is not permitted.

We may offer our securities directly to investors, through agents, underwriters, or dealers on a delayed or continued basis.  Each prospectus supplement will provide the terms of the plan of distribution relating to our securities.

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “CVTI.”  Other than for shares of our Class A common stock, there is no market for the securities we may offer.
_____________________________

Investing in our securities involves a high degree of risk.  Before buying any of our securities, you should carefully consider the risk factors described in “Risk Factors” beginning on page 4 of this prospectus.
_____________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
_____________________________

The date of this prospectus is                    ,      .

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process.  Under this shelf process, we may from time to time sell our securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer.  Each time we sell our securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update, or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION.”

You should rely only on the information contained or incorporated by reference into this prospectus, a prospectus supplement, free writing prospectus, or any amendment filed with the Commission.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus may be used only where it is legal to sell these securities.  We are offering to sell, and seeking offers to buy, only the securities covered by this prospectus, and only under the circumstances and in the jurisdictions where it is lawful to do so.  The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our securities.  You should assume that the information appearing in this prospectus, any prospectus supplement, free writing prospectus, or amendment and the documents incorporated by reference is accurate only as of the date of this prospectus, any prospectus supplement, free writing prospectus, or amendment or the respective document incorporated by reference, as the case may be.  Our business, financial condition, results of operations, and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “Covenant,” “Covenant Transportation,” the “Company,” “we,” “us,” and “our” refer to Covenant Transportation Group, Inc. and its consolidated subsidiaries.

You should read carefully the entire prospectus, as well as the documents incorporated by reference into the prospectus, before making an investment decision.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information that may be important to you.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer to sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and other terms of the securities being offered.  The prospectus supplement and the documents incorporated by reference herein also may add, update, or change information contained in this prospectus.  To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement, as well as the section entitled “Risk Factors” beginning on page 4 of this prospectus, before making a decision to invest in our securities.  Together, these documents will give the specific terms of the securities we may offer.  You should also read the documents we have incorporated by reference in this prospectus described above under “Where You Can Obtain Additional Information.”

Covenant Transportation Group

We are one of the nation's twenty largest truckload carriers based on 2013 revenue according to Transport Topics.  We generated approximately $684.5 million in total revenue and approximately $20.4 million in operating income in 2013.  At June 30, 2014, we operated approximately 2,564 tractors, including 191 owner-operator tractors, and 6,918 trailers.

We provide truckload transportation services throughout the continental United States, into and out of Mexico, and into and out of portions of Canada.  These services generally involve moving full trailer loads of freight from origin to destination without intermediate stops or handling.  In most of our truckload business, we transport freight over nonroutine routes, using equipment we own or lease or equipment owned by independent contractors for the pick-up and delivery of freight.  Our dedicated freight service offering provides similar transportation services, but does so pursuant to agreements whereby we make our equipment available to a specific customer for shipments over particular routes at specified times.  To complement our truckload operations, we provide freight brokerage services, which consist of arranging for another trucking company with available capacity to haul the load, while we retain a percentage of revenue.

We focus on targeted markets throughout the United States where we believe our service standards can provide a competitive advantage.  We are a major carrier for transportation companies such as freight forwarders, less-than-truckload carriers, and third-party logistics providers that require a high level of service to support their businesses, as well as for traditional truckload customers such as manufacturers, retailers, and food and beverage shippers.

We have one reportable segment, our asset-based truckload services (“Truckload”).  The Truckload segment consists of   asset-based operating fleets that are aggregated because they have similar economic characteristics and meet the aggregation criteria.  The three operating fleets that comprise our Truckload segment are as follows: (i) Covenant Transport, Inc. (“Covenant Transport”), our historical flagship operation, which provides expedited long haul, dedicated, temperature-controlled, and regional solo-driver service; (ii) Southern Refrigerated Transport, Inc. (“SRT”), which provides primarily long haul and regional temperature-controlled service; and (iii) Star Transportation, Inc. (“Star”), which provides regional solo-driver and dedicated services, primarily in the southeastern United States.

In addition, our Covenant Transport Solutions, Inc. (“Solutions”) subsidiary has several service offerings ancillary to our Truckload operations, including: (i) freight brokerage service through freight brokerage agents who are paid a commission for the freight they provide; (ii) less-than-truckload consolidation services; and (iii) accounts receivable factoring.  These operations consist of several operating segments, which neither individually nor in the aggregate meet the quantitative or qualitative reporting thresholds.

Other Information

We were founded in 1986 as a provider of expedited long haul freight transportation, primarily using two-person driver teams in transcontinental lanes.  Since that time, we have grown from 25 tractors to over 2,500 tractors and expanded our services from predominantly long haul dry van to include refrigerated, dedicated, cross-border, regional, brokerage, and other offerings.  As of September 24, 2014, we had approximately 108 stockholders of record of our Class A common stock; however, we estimate that our actual number of stockholders is much higher because a substantial number of our shares are held of record by brokers or dealers for their customers in street names.

Our headquarters is located at 400 Birmingham Highway, Chattanooga, Tennessee 37419.  Our telephone number is (423) 821-1212.  Our website is located at www.ctgcompanies.com.  The information contained in or available through our website is not incorporated by reference into, and should not be considered part of, this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated herein by reference contain certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases such as “expects,” “estimates,” “projects,” “believes,” “anticipates,” “plans,” “intends,” and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this prospectus, any prospectus supplement, and the documents incorporated herein by reference, the statements relating to the following, among others, are forward looking statements:

•	any projections of earnings, revenues, capital expenditures, sources or adequacy of capital and liquidity, or other financial items;

•	plans, strategies, and objectives of management for future operations, including proposed new services or developments, tractor and trailer count;

•	future economic conditions, trucking capacity, freight demand and volumes, rates, and prices;

•	future costs, such as driver compensation, equipment costs, fuel prices and hedging, taxes and other government impositions;

•	the impact of actual or proposed governmental regulation;

•	the value of leased equipment versus the present value of such lease obligations; and

•	improved customer service and enhanced decision making relating to enterprise management software.

All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions.  Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management’s expectations, beliefs, and projections will be achieved.  There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents incorporated herein by reference.  Such risks, uncertainties, and other important factors, which could cause our actual results to differ materially from those suggested by our forward-looking statements are set forth in our reports incorporated by reference into this prospectus and include, among other things, the following:

•
future recessionary economic cycles, downturns in customers’ business cycles, and inventory fluctuations, particularly in market segments and industries in which we have a significant concentration of customers;

•	any weakening in the credit markets or general economic conditions;

•	our ability to attract and retain qualified drivers and independent contractors;

•	independent contractors being deemed to be our employees;

•
regulatory requirements that increase costs, decrease efficiency, or reduce the availability of drivers, including revised hours-of-service requirements for drivers and the U.S. Department of Transportation Federal Motor Carrier Safety Administration’s Compliance Safety Accountability program (formerly “Comprehensive Safety Analysis 2010”), which implemented new driver standards and modified the methodology for determining a carrier’s DOT safety rating;

•
increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors, including the potential impact of more stringent federal leasing regulations from the U.S. Department of Transportation Federal Motor Carrier Safety Administration;

•
elevated experience in the frequency and severity of claims relating to accident, cargo, workers’ compensation, health, and other claims, increased insurance premiums, fluctuations in claims expenses that result from our self-insured retention amounts, including in our excess layers and in respect of claims for which we commute policy coverage, and the requirement that we pay additional premiums if there are claims in certain of those layers, differences between estimates used in establishing and adjusting claims reserves and actual results over time (including with respect to the adverse judgment on the 2008 cargo claim announced in the third quarter of 2014), adverse changes in claims experience and loss development factors, or additional changes in management’s estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results;

•
changes in market conditions for used revenue equipment and real estate that impact our capital expenditures and our ability to dispose of revenue equipment and real estate on the schedule and for the prices we expect;

•	increases in the prices paid for new revenue equipment that impact our capital expenditures and our results generally;

•	our ability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements;

•	our ability to maintain compliance with the provisions of our credit agreements, particularly financial covenants in our revolving credit facility;

•	excess tractor or trailer capacity in the trucking industry;

•	decreased demand for our services or loss of one or more of our major customers;

•	our ability to renew dedicated service offering contracts on the terms and schedule we expect;

•	strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities;

•
increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers;

•	the volume and terms of diesel purchase commitments and fuel price hedging contracts;

•	interest rates, fuel taxes, tolls, and license and registration fees;

•	seasonal factors such as harsh weather conditions that increase operating costs;

•	pricing and other competitive pressures, including from trucking, rail, and intermodal competitors;

•	the ability to reduce, or control increases in, operating costs;

•	the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations;

•
our ability to retain or replace key personnel and conflicts of interest related to ownership interests of our Chairman of the Board, Chief Executive Officer, and President, David Parker, and his wife, Jacqueline Parker;

•	uncertainties associated with our operations in Mexico;

•	potential failure in computer or communications systems; and

•	impairments of goodwill and other intangibles.

Readers should review and consider these factors along with the various disclosures by us in our press releases, stockholder reports, and filings with the Securities and Exchange Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

RISK FACTORS

An investment in our securities involves significant risks.  The trading price or value of our securities could decline due to any of these risks, and you may lose all or part of your investment.  Before you make an investment decision regarding the securities, you should carefully consider the risk factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, in any updates to those Risk Factors in our Quarterly Reports on Form 10-Q, and in other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as other information contained in or incorporated by reference into this prospectus or any prospectus supplement hereto before making a decision to invest in our securities.  See “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION” and “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” above.  The prospectus supplement applicable to each series of securities we may offer may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement.

USE OF PROCEEDS

To the extent we sell securities, we intend to use the net proceeds from such sales as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

We do not calculate a ratio of earnings to fixed charges and preferred stock dividends at this time because no shares of our preferred stock are issued and outstanding.  If we offer shares of preferred stock or debt securities under this prospectus we will, at that time, provide a ratio of earnings to fixed charges and preferred stock dividends in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of such methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including:

•	the name or names of any agents or underwriters;

•	the purchase price of such securities and the proceeds to us from such sale;

•	any underwriting discounts and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, rights, and warrants that we may offer from time to time.  These summary descriptions are not meant to be complete descriptions of each security.  The particular terms of any security will be described in the accompanying prospectus supplement and other offering material.  The accompanying prospectus supplement may add, update, or change the terms and conditions of the securities as described in this prospectus.

The description in the applicable prospectus supplement and other offering material of any securities we offer will not necessarily be complete and will be qualified in its entirety by reference to any applicable agreements, which will be filed with the Commission if we offer such securities.  For more information on how you can obtain copies of any applicable agreements if we offer our securities, see “Incorporation of Documents by Reference,” and “Where You Can Obtain Additional Information.”  We urge you to read any applicable agreements and the applicable prospectus supplement and any other offering material in their entirety.

When we use the terms “security” or “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.  When we use the terms “Board” or “Board of Directors” in this prospectus, we mean our board of directors, unless we say otherwise.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Under our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), our authorized capital stock consists of 20,000,000 shares of Class A common stock, par value one cent ($.01) per share, 5,000,000 shares of Class B common stock, par value one cent ($.01) per share, and 5,000,000 shares of preferred stock, the rights and preferences of which may be designated by the Board of Directors.  As of the date of this prospectus, 13,469,090 shares of our Class A common stock were issued, 12,618,078 shares of our Class A common stock were outstanding, 2,350,000 shares of our Class B common stock were issued and outstanding, and no shares of our preferred stock were issued and outstanding.  The discussion below describes the most important terms of our capital stock, Articles of Incorporation, and our Second Amended and Restated Bylaws (the “Bylaws”).  Because it is only a summary, it does not contain all the information that may be important to you.  For a complete description, refer to our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to our Report on Form 8-K, filed May 29, 2007, and Quarterly Report on Form 10-Q, filed May 13, 2011, respectively, and to the applicable provisions of the Nevada General Corporation Law (the “Nevada Statutes”).

Class A and Class B Common Stock

Our Class A common stock is listed on the NASDAQ Global Select Market, under the symbol “CVTI.”  Any additional Class A common stock we issue will also be listed on the NASDAQ Global Select Market.  Our Chairman of the Board, Chief Executive Officer, and President, David Parker, and his wife, Jacqueline Parker, beneficially own 100% of our Class B common stock.

Voting.   Holders of Class A common stock are entitled to one vote per share.  Holders of Class B common stock are entitled to two votes per share.  All actions submitted to a vote of stockholders are voted on by holders of Class A and Class B common stock voting together as a single class, except as otherwise required by law.  Holders of our common stock are not entitled to cumulative voting in the election of directors.  Because shares of Class B common stock are entitled to two votes per share, the holders of shares of Class B common stock are able to exert a greater degree of control over us (including, without limitation, with respect to the election of directors) than they otherwise would if such holders held an equivalent number of shares of Class A common stock.  As a result, the double-voting nature of our Class B common stock may have an effect of delaying, deferring, or preventing a change in control or other extraordinary corporate transaction involving us, including a merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or a liquidation.  No shares of Class B common stock are being registered or offered for sale pursuant to this prospectus.

Conversion.   Class A common stock has no conversion rights.  A holder of Class B common stock may convert its Class B common stock into Class A common stock at any time at the ratio of one share of Class A common stock for each share of Class B common stock.  Class B common stock immediately and automatically converts into an equal number of shares of Class A common stock if any person other than David R. Parker, Jacqueline F. Parker, or certain members of their family (or trusts for the benefit of any of them or entities wholly owned by any of them), obtains beneficial ownership of such shares.

Dividends.   Holders of Class A common stock and Class B common stock are entitled to receive dividends payable in cash or property other than common stock on an equal basis, if and when such dividends are declared by the Board of Directors from funds legally available, subject to any preference in favor of outstanding preferred shares, if any.  In the case of any dividend payable in common stock, the holders of Class B common stock may receive Class A or Class B common stock shares, as determined by the Board of Directors when declaring such dividend.

We have never declared and paid a cash dividend on our Class A or Class B common stock.  It is the current intention of our Board of Directors to continue to retain earnings to finance our business and reduce our indebtedness rather than to pay dividends.

Liquidation.   In the event of liquidation, dissolution, or winding up, holders of Class A and Class B common stock share with each other on a ratable basis as a single class in our assets, if any, available for distribution after payment of all creditors and the liquidation preferences on any outstanding shares on preferred stock, if any such stock is issued.

Other Terms.  In any merger, consolidation, reorganization, or other business combination, the consideration to be received per share by holders of Class A and Class B common stock must be identical, except that if, after such business combination David R. Parker, Jacqueline F. Parker, or certain members of their family (or trusts for the benefit of any of them or entities wholly owned by any of them) jointly own, more than one-third of the surviving entity, any securities received by them may differ to the extent that voting rights differ between Class A and Class B common stock.  Holders of Class A and Class B common stock are not entitled to preemptive rights and neither the Class A nor the Class B common stock is subject to redemption.

The rights, preferences, and privileges of holders of both classes of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred shares, which we may designate and issue in the future.

Preferred Stock

The Board of Directors is authorized to issue shares of our preferred stock at any time, without stockholder approval.  It has the authority to determine all aspects of those shares, including the following:

•	the designation and number of shares;

•	the dividend rate and preferences, if any, which dividends on that series of preferred stock will have compared to any other class or series of our capital stock;

•	the voting rights, if any;

•	the conversion or exchange privileges, if any, applicable to that series;

•	the redemption price or prices and the other terms of redemption, if any, applicable to that series; and

•	any purchase, retirement, or sinking fund provisions applicable to that series.

Any of these terms could have an adverse effect on the availability of earnings for distribution to the holders of Class A and Class B common stock or for other corporate purposes.  We have no agreements or understandings for the issuance of any shares of preferred stock.

Certain Provisions of our Articles of Incorporation and Bylaws

Provisions with Anti-Takeover Implications.  Certain provisions of the Articles of Incorporation and Bylaws deal with matters of corporate governance and the rights of stockholders.  Under the Articles of Incorporation, the Board of Directors may issue preferred shares and set the voting rights, preferences and other terms thereof, and the Class B common stock possesses disproportionate voting rights.  The Bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the President, or a majority of the directors.  Such provisions, together with certain provisions of the Nevada Statutes (see “Description of Capital Stock — Nevada Anti-Takeover Statutes”), could be deemed to have an anti-takeover effect and discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain stockholders may deem to be in their best interest).  Any such discouraging effect upon takeover attempts could potentially depress the market price of our securities or inhibit temporary fluctuations in the market price of our securities that could result from actual or rumored takeover attempts.

Indemnification of Directors, Officers, and Employees.  Under Section 78.7502(1) of the Nevada Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud, or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the Nevada Statutes further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud, or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

In accordance with Section 78.7502(3) of the Nevada Statutes, our Articles of Incorporation provide for mandatory indemnification to the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of certain specified actions, suits, or proceedings that are substantially similar to those in subsections (1) and (2) of Section 78.7502 of the Nevada Statutes, as described above, or in defense of related claims, issues, or matters, such that we are obligated to indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with such defense.

Our Articles of Incorporation also provide that we will indemnify any person for certain specified claims that are substantially similar to those in subsections (1) and (2) of Section 78.7502 of the Nevada Statutes, as described above.  This indemnity is subject to a case by case determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct.  The determination is to be made by (i) the stockholders, (ii) our Board of Directors by majority vote of a quorum consisting of directors who were not parties to such act, suit, or proceeding, (iii) if so ordered by such quorum of disinterested directors, by independent legal counsel in a written opinion, or (iv) if such quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.  Our Board of Directors is also expressly authorized to advance certain expenses incurred by any director, officer, employee, or agent in defending a civil or criminal action, suit, or proceeding prior to the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the person to whom expenses are to be advanced, to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by us.  Our Articles of Incorporation also allow us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent, whether or not we would have the power to indemnify him against liability under the Articles of Incorporation.

Our Articles of Incorporation further provide that the indemnification does not exclude any other rights to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.  Our Bylaws provide that we shall indemnify our directors and officers to the maximum extent permitted by the Nevada Statutes.  Our Bylaws further provide that indemnification shall be provided unless it is determined by a court of competent jurisdiction that the indemnified party did not act in a manner he or she believed in good faith to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was lawful.  Finally, our Bylaws provide that expenses shall be advanced to an indemnified party upon written confirmation that he or she has not acted in a manner that would preclude indemnification and an undertaking to return any advances if it is ultimately determined by a court of competent jurisdiction that the party is not entitled to indemnification under the standard set forth in our Bylaws.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.

Nevada Anti-Takeover Statutes

Business Combinations Act

We are subject to Nevada’s anti-takeover law because we have not opted out of the provisions of Sections 78.411-78.444 of the Nevada Statutes under the terms of our Articles of Incorporation.  This law provides that specified persons who, together with affiliates and associates, own, or within two years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder.  The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales, and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.  This provision may have an anti-takeover effect for transactions not approved in advance by our Board of Directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our Class A common stock.

Control Shares Act

The Nevada Statutes provides that, in certain circumstances, a stockholder who acquires a controlling interest in a corporation, defined in the statute as an interest in excess of a 1/5, 1/3, or 1/2 interest, has no voting rights in the shares acquired that caused the stockholder to exceed any such threshold, unless the corporation’s other stockholders, by majority vote, grant voting rights to such shares.  We may opt out of these statutes by amending our Bylaws either before or within ten days after the relevant acquisition of shares.  Presently, we have not opted out of these statutes under our Bylaws.  Our Bylaws provide that they may be repealed, altered or amended, or new bylaws may be adopted, by the affirmative vote of a majority of all of our directors, or by the affirmative vote of not less than a majority of the combined voting power of our outstanding capital stock.

No Cumulative Voting

The Nevada Statutes entitle companies’ articles of incorporation to provide stockholders the right to cumulate votes in the election of directors.  Our Articles of Incorporation expressly do not allow for cumulative voting for holders of either Class A common stock or Class B common stock.

Authorized but Unissued Capital Stock

The Nevada Statutes do not require stockholder approval for any issuance of authorized shares.  However, the listing requirements of the NASDAQ Global Select Market, which would apply so long as our Class A common stock is listed on the NASDAQ Global Select Market, require stockholder approval of certain issuances.  Authorized but unissued shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Class A common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms and provisions of the debt securities we may offer under this prospectus and one or more prospectus supplements.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement.  The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.  The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may issue senior, senior subordinated, or subordinated, debt securities.  Senior securities will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated.  Senior subordinated securities will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated indebtedness.  Subordinated securities will be subordinated in right of payment to senior subordinated securities.

We need not issue all debt securities of one series at the same time.  Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We will issue the senior debt securities and senior subordinated debt securities under a senior indenture, which we will enter into with the trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture.  We use the term “indenture” or “indentures” to refer to both the senior indenture and the subordinated indenture.  Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and we may supplement the indenture from time to time.  Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.  The terms of the senior indenture and subordinated indenture will be substantially similar, except that the subordinated indenture will include provisions pertaining to the subordination of the subordinated debt securities and senior subordinated debt securities to the senior debt securities and any of our other senior securities.  The following statements relating to the debt securities and the indenture are summaries only, are subject to change, and are qualified in their entirety to the detailed provisions of the indenture, any supplemental indenture, and any prospectus supplements.

General

The debt securities will be our direct obligations.  We may issue debt securities from time to time and in one or more series as we may establish by resolution or as we may establish in one or more supplemental indentures.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series.  We may issue debt securities with terms different from those of debt securities that we previously issued.

We may issue debt securities from time to time and in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will set forth in a prospectus supplement relating to any series of debt securities being offered the initial offering price and the following terms of the debt securities:

•	the title of the debt securities;

•	the series designation and whether they are senior securities, senior subordinated securities, or subordinated securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate amount of the series of debt securities;

•
the price or prices (expressed as a percentage of the aggregate principal amount) at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon the maturity of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index, or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place where principal, interest, and any additional amounts will be payable and where the debt securities can be surrendered for transfer, exchange, or conversion;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our Class A common stock, preferred stock, or any other security or property;

•	if convertible, the initial conversion price, the conversion period, and any other terms governing such conversion;

•	any subordination provisions or limitations relating to the debt securities;

•	any sinking fund requirements;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•
the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	whether we will issue the debt securities in certificated or book-entry form;

•
whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	the designation of the currency, currencies, or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

•
if payments of principal of, and interest and any additional amounts on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, and interest and any additional amounts on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index, or financial index;

•	any applicability of the defeasance provisions described in this prospectus or any prospectus supplement;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities in respect of any tax, assessment, or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner, and place for them to be authenticated and delivered;

•	any securities exchange on which we will list the debt securities;

•	any restrictions on transfer, sale, or other assignment;

•	any provisions relating to any guarantee of the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for or convertible into shares of our Class A common stock or other securities or property.  The terms, if any, on which the debt securities may be exchanged for or converted into shares of our Class A common stock or other securities or property will be set forth in the applicable prospectus supplement.  Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at our option, in which case the number of shares of Class A common stock or other securities or property to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities at less than the principal amount payable upon maturity.  We refer to these securities as “original issue discount securities.”  If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting, and other considerations applicable to original issue discount securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and interest and any additional amounts on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms, and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control.  You should review carefully the applicable prospectus supplement for information with respect to events of default and any covenants applicable to the debt securities being offered.

Payments and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and interest and any additional amounts on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder, or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Form, Transfer, and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a depositary that will be named in the prospectus supplement or a nominee of the depositary (as a “book-entry debt security”), or a certificate issued in definitive registered form (as a “certificated debt security”), as described in the applicable prospectus supplement.  Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities.  Certificated debt securities may be transferred or exchanged by the holder at the trustee’s office or paying agencies in accordance with the terms of the indenture.  No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Certificated debt securities and the right to receive the principal of, and interest and any additional amounts on, certificated debt securities may be transferred only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder, or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System.  Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.  Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants.

Except as described in this prospectus or any applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities, and will not be considered the owners or holders of those securities under the indenture.  Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee, and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and interest and any additional amounts on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security.  We, the trustee, and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee.  We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming, or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Merger, Consolidation, and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not merge with or into or consolidate with, or convey, transfer, or lease all or substantially all of our properties and assets to, any person (a “successor person”), and we may not permit any person to merge into or convey, transfer, or lease its properties and assets substantially as an entirety to us, unless the following applies:

•
either (a) we are the surviving entity or (b) the successor person is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions that may be set forth in the applicable prospectus supplement are met.

This covenant would not apply to any recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt unless the transactions or change in control included a merger, consolidation, or transfer or lease of substantially all of our assets.  Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt.

Events of Default Under the Indenture

Unless we provide otherwise in the applicable prospectus supplement, an “event of default” will mean, with respect to any series of debt securities, any of the following:

•
we default in the payment of interest on any security of that series or any coupon appertaining thereto or any additional amount payable with respect to any security of that series when the same becomes due and payable and such default continues for a period of 30 days;

•
we default in the payment of the principal of or any premium on any security of that series when the same becomes due and payable at its maturity or on redemption or otherwise, or in the payment of a mandatory sinking fund payment when and as due by the terms of the securities of that series, and in each case such default continues for a period of 10 days;

•
we default in the performance of, or breach, any covenant or warranty in the indenture with respect to any security of that series (other than a covenant or warranty default in whose performance or whose breach is specifically dealt with elsewhere in this Section) and such default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

•
we, pursuant to or within the meaning of any bankruptcy law, (A) commence a voluntary case, (B) consent to the entry of an order for relief against it in an involuntary case, (C) consent to the appointment of a custodian of it or for all or substantially all of its property, or (D) make a general assignment for the benefit of its creditors;

•
a court of competent jurisdiction enters an order or decree under any bankruptcy law that (A) is for relief against us in an involuntary case, (B) appoints a custodian for us or all or substantially all of our property, or (C) orders the liquidation of us; and the order or decree remains unstayed and in effect for 90 days; or

•
any other event of default provided with respect to debt securities of that series that is included in any supplemental indenture or is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.  An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness.  In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency, or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series.  In the case of an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

At any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving the following:

•	our failure to pay the principal of, and interest and any additional amounts on, any debt security; or

•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a responsible officer of the trustee unless the default has been cured or waived.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any holder of any such outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability, or expense.  Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.  The trustee may, however, refuse to exercise any discretion that conflicts with the indenture or any law or which may be unduly prejudicial to the holders of the debt securities of the applicable series not joining in the discretion.

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•
the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, except as provided in the subordination provisions, if any, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest or additional amounts on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture, or, in the event of noncompliance, specify the noncompliance, and the nature and status of the noncompliance.

Modification of Indenture and Waiver

Unless we provide otherwise in the applicable prospectus supplement, and except as specified below, modifications and amendments to the indenture will require the approval of not less than a majority in principal amount of our outstanding debt securities.

Changes Requiring the Unanimous Approval.  We and the trustee will not be permitted to make any modification or amendment to the indenture without the consent of the holder of each affected debt security then outstanding if that amendment will have any of the following results:

•	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security;

•
reduce the principal of or any additional amounts on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, and interest or any additional amounts on, any debt security, except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration;

•	make the principal of, or interest or any additional amounts on, any debt security payable in currency other than that stated in the debt security;

•	change the place of payment on a debt security;

•	change the currency or currencies of payment of the principal of, and any premium, make-whole payment, interest, or additional amounts on, any debt security;

•	impair the right to initiate suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture, to waive compliance with certain provisions of an indenture, or to waive certain defaults;

•
reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•
make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security;

•	waive a redemption payment with respect to any debt security; or

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and interest and any additional amount on, those debt securities, the right of holders to institute suit for the enforcement of any payment, or the right of holders to waive past defaults.

Changes Not Requiring Approval of Debt Holders.  We and the trustee will be permitted to modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to add, change, or eliminate any provisions of the indenture, provided that any addition, change, or elimination (a) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any debt security with respect to such provision, or (b) shall become effective only when there are no outstanding debt securities;

•	to establish additional series of debt securities;

•	to secure previously unsecured debt securities;

•
to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our Class A common stock, preferred stock, or other securities or property;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•
to cure any ambiguity, defect, or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture;

•
to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

•
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

A vote by holders of debt securities will not be required for clarifications and certain other changes that would not adversely affect holders of the debt securities.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.  Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series; to replace stolen, lost, or mutilated debt securities of the series; and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents).  We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants.  Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in the applicable prospectus supplement.  The conditions include, among others, the following:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

If we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default.  However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•
direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Guarantees

Our payment obligations under any series of debt securities may be guaranteed by us or one or more of our subsidiaries.  The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours.  The terms will include a description of the following:

•	the indebtedness ranking senior to the debt securities being offered;

•	any restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	any restrictions on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our Class A common stock, preferred stock, or other of our securities or property will be described in the applicable prospectus supplement.  These terms will include the following:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder, or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our Class A common stock, preferred stock, or other of our securities or property to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our Class A common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations, or similar transactions, as set forth in the applicable prospectus supplement.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.  Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

If less than all the debt securities of any series are to be redeemed or purchased in an offer to purchase at any time, the trustee will select the debt securities of that series to be redeemed or purchased as follows: (1) if the securities of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the debt securities of that series are listed, or (2) if the debt securities of that series are not listed on a national securities exchange, on a pro rata basis, by lot, or by such other method as the trustee deems fair and appropriate.

Except as otherwise provided as to any particular series of debt securities, at least 30 days but not more than 60 days before a redemption date, we or the trustee will mail a notice of redemption to each holder whose debt securities are to be redeemed.  From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state specified in the applicable prospectus supplement, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF RIGHTS

In this section, we describe the general terms and provisions of the rights to securities that we may offer to our stockholders.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights.  In connection with any rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering.  Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the stockholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. federal income tax considerations.  To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the right to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights.  If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants from time to time in one or more series for the purchase of our Class A common stock or preferred stock or any combination of those securities.  Warrants may be issued independently or together with any shares of Class A common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from Class A common stock or preferred stock.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants.  The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.  The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue.  The applicable prospectus supplement will describe the specific terms of any issuance of warrants.  The terms of any warrants we offer may differ from the terms described in this prospectus.  As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement.  Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms.  If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•
the number of shares of Class A common stock purchasable upon exercise of the warrants to purchase Class A common stock and the price at which such shares of Class A common stock may be purchased upon exercise;

•	the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each share of preferred stock;

•	the date on and after which the warrants and the related Class A common stock or preferred stock will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement.  Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of Class A common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares Class A common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants.  Each warrant will entitle the holder to purchase a number of shares of Class A common stock or preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants.  Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants.  After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void.  Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of Class A common stock or preferred stock purchasable upon such exercise.  The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants.  Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of Class A common stock or preferred stock purchasable upon such exercise.  If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

LEGAL MATTERS

Scudder Law Firm, P.C., L.L.O., Lincoln, Nebraska, will provide an opinion for us regarding certain matters with respect to the validity of the securities offered prior to the effectiveness of the registration statement of which this prospectus is a part.

EXPERTS

The consolidated financial statements of Covenant Transportation Group, Inc. as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission.  The file number under the Securities Exchange Act of 1934 for our Commission filings is No. 0-24960.  You may read and copy materials that we have filed with the Commission, including the registration statement of which this prospectus is a part, at the Commission’s public reference room located at:

100 F Street, N.E.
Washington, D.C. 20549

Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.  Our Commission filings also are available to the public on the Commission’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically and our website at www.ctgcompanies.com.  The information contained on our website is not incorporated by reference and should not be considered part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and information that we file later with the Commission will automatically update and supersede this information.  We incorporate by reference into this prospectus the documents and information we filed with the Commission that are identified below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (except as otherwise provided in the forms governing the documents we incorporate by reference, including, with respect to Current Reports on Form 8-K, any information furnished under Item 2.02 or Item 7.01 and related exhibits) until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated.  The documents we incorporate by reference are:

(i)	Our Annual Report on Form 10-K for the year ended December 31, 2013;

(ii)	Our Current Report on Form 8-K filed with the Commission on April, 9, 2014;

(iii)	Our Quarterly report on Form 10-Q for the quarter ended March 31, 2014;

(iv)	Our Current Report on Form 8-K filed with the Commission on May 28, 2014;

(v)	Our Current Report on Form 8-K filed with the Commission on June 24, 2014;

(vi)	Our Quarterly report on Form 10-Q for the quarter ended June 30, 2014;

(vii)	Our Current Report on Form 8-K filed with the Commission on September 2, 2014, disclosing information under Item 5.02 of Form 8-K;

(viii)	Our Current Report on Form 8-K filed with the Commission on September 9, 2014; and

(ix)
The description of our Class A common stock contained under the caption “Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A filed September 30, 1994, which incorporates by reference information under the heading “Description of Capital Stock” in the prospectus dated October 28, 1994, included in our Registration Statement on Form S-1 (No. 33-82978, effective October 28, 1994), including any amendment or report filed for the purpose of updating such description.

Any statements made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies, or supersedes the statement.  Any statement made in this prospectus is deemed to be modified or superseded to the extent any statement in any subsequently filed document, which is incorporated by reference into this prospectus, modifies, or supersedes such statement.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with the prospectus.  You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (423) 821-1212 between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time: Richard B. Cribbs, Senior Vice President and Chief Financial Officer, Covenant Transportation Group, Inc., 400 Birmingham Highway, Chattanooga, Tennessee 37419.

We have not authorized any dealer, salesperson, or other person to give any information or represent anything not contained in this prospectus.  You must not rely on any unauthorized information.  This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following sets forth the expenses in connection with the offering, all of which will be borne by us:

Securities and Exchange Commission registration fee		$12,880
NASDAQ listing fee		*
Accounting fees and expenses		*
Legal fees		*
Printing and engraving		*
Miscellaneous		*
Total	$	*

*
Estimated fees and expenses are not presently known.  The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement.  An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers

Under Section 78.7502(1) of the Nevada Statutes, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud, or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the Nevada Statutes further provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud, or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

In accordance with Section 78.7502(3) of the Nevada Statutes, our Articles of Incorporation provide for mandatory indemnification to the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of certain specified actions, suits, or proceedings that are substantially similar to those in subsections (1) and (2) of Section 78.7502 of the Nevada Statutes, as described above, or in defense of related claims, issues, or matters, such that we are obligated to indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with such defense.

Our Articles of Incorporation also provide that we will indemnify any person for certain specified claims that are substantially similar to those in subsections (1) and (2) of Section 78.7502 of the Nevada Statutes, as described above.  This indemnity is subject to a case by case determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct.  The determination is to be made by (i) the stockholders, (ii) our Board of Directors by majority vote of a quorum consisting of directors who were not parties to such act, suit, or proceeding, (iii) if so ordered by such quorum of disinterested directors, by independent legal counsel in a written opinion, or (iv) if such quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.  Our Board of Directors is also expressly authorized to advance certain expenses incurred by any director, officer, employee, or agent in defending a civil or criminal action, suit, or proceeding prior to the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the person to whom expenses are to be advanced, to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by us.  Our Articles of Incorporation also allow us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent, whether or not we would have the power to indemnify him against liability under the Articles of Incorporation. We maintain customary directors’ and officers’ liability insurance policies.

Our Articles of Incorporation further provide that the indemnification does not exclude any other rights to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.  Our Bylaws provide that we shall indemnify our directors and officers to the maximum extent permitted by the Nevada Statutes.  Our Bylaws further provide that indemnification shall be provided unless it is determined by a court of competent jurisdiction that the indemnified party did not act in a manner he or she believed in good faith to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was lawful.  Finally, our Bylaws provide that expenses shall be advanced to an indemnified party upon written confirmation that he or she has not acted in a manner that would preclude indemnification and an undertaking to return any advances if it is ultimately determined by a court of competent jurisdiction that the party is not entitled to indemnification under the standard set forth in our Bylaws.

Item 16.  Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in response to this Item.

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
 To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include, any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on September 26, 2014.

COVENANT TRANSPORTATION GROUP, INC.

By:	/s/ David R. Parker
David R. Parker
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Covenant Transportation Group, Inc., a Nevada corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, hereby constitutes and appoints David R. Parker, Richard B. Cribbs, Mark A. Scudder, and Heidi Hornung-Scherr, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place, and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a prospectus or an amended prospectus therein and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David R. Parker	Chairman, President, and Chief Executive Officer (Principal Executive Officer)	September 26, 2014
David R. Parker

/s/ Richard B. Cribbs	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 26, 2014
Richard B. Cribbs

/s/ M. Paul Bunn	Treasurer and Chief Accounting Officer (Principal Accounting Officer)	September 26, 2014
M. Paul Bunn

/s/ William T. Alt	Director	September 26, 2014
William T. Alt

/s/ Robert E. Bosworth	Director	September 26, 2014
Robert E. Bosworth

/s/ Bradley A. Moline	Director	September 26, 2014
Bradley A. Moline

/s/ Herbert J. Schmidt	Director	September 26, 2014
Herbert J. Schmidt

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1*	Form of Underwriting Agreement.
4.1
Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 29, 2007 (File Number 0-24960)).

4.2
Second Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 13, 2011 (File Number 0-24960)).

4.3*	Form of Certificate of Designations with respect to any series of preferred stock issued hereunder.
4.4*	Form of Indenture.
4.5*	Form of Debt Securities.
4.6*	Form of Rights Agreement.
4.7*	Form of Warrant Agreement.
5*	Opinion of Scudder Law Firm, P.C., L.L.O.
23.1*	Consent of Scudder Law Firm, P.C., L.L.O. (included as part of Exhibit 5).
23.2**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24	Power of Attorney (included on the signature pages herein)
25.1 †	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.
______________________________
*To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
**Filed herewith.
†To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.